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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-8598) of our report dated March 17, 2000 relating to the balance sheet of Poseidon Oil Pipeline Company, L.L.C., as of December 31, 1999 and 1998 and statements of income, members' equity and cash flows for each of the three years in the period ended December 31, 1999, included in El Paso Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

                                            /s/  ARTHUR ANDERSEN LLP

Houston, Texas
June 15, 2000